Exhibit 99.1

INTAC INTERNATIONAL, INC. ESTABLISHES RECORD DATE FOR
STOCKHOLDER MEETING RELATING TO MERGER WITH HSW
INTERNATIONAL, INC.

Hong Kong, June 18, 2007 – INTAC International, Inc. (NASDAQ: INTN / FSE: WKN 805768) (“INTAC”), an emerging provider of educational and career development services and software for educational institutions and a distributor of wireless handset products in China, today announced that it has established a record date for a special meeting of its stockholders to vote on proposals to adopt the previously announced merger agreement among the Company, HowStuffWorks, Inc., HSW International, Inc. and HSW Merger Corporation and to approve the previously announced sale of INTAC’s wireless handset distribution business to Cyber Proof Investments Ltd.   INTAC stockholders of record at the close of business on July 10, 2007 will be entitled to notice of the special meeting and to vote on the proposal.  The date of the special meeting is expected to be scheduled for August 2007.

INTAC will send a definitive proxy statement/prospectus, which will contain important information about the merger and sale of the wireless distribution business, to its stockholders of record as of July 10, 2007.  Stockholders are urged to read the proxy statement/prospectus when it becomes available.  The proxy statement/prospectus will include the date, time and location of the special meeting.

About INTAC International, Inc.

INTAC International, Inc. is a leading provider of integrated educational and career development services as well as management software products for educational institutions in China. INTAC International is also engaged in the distribution of premium brand wireless handset products. INTAC is a Nevada corporation and is headquartered in Hong Kong.

Forward-Looking Statements

This press release contains “forward-looking statements,” including, among other statements, statements regarding the proposed business combination between INTAC and HSW International, Inc. and the proposed sale of INTAC’s wireless distribution business. Statements made in the future tense, and words such as “anticipate”, “expect”, “project”, “believe”, “plan”, “estimate”, “intend”, “will”, “may” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations, but are subject to certain risks and uncertainties, many of which are difficult to predict and are beyond the control of INTAC. Relevant risks and uncertainties include those referenced in INTAC’s filings with the Securities and Exchange Commission (“SEC”) (which can be obtained as described in “Additional Information” below), and include but are not limited to: general industry conditions and competition; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; governmental laws and regulations. Risks and uncertainties relating to the proposed business combination and/or the proposed sale of the wireless handset distribution business include but are not limited to: required regulatory approvals will not be obtained in a timely manner, if at all; the proposed transactions will not be consummated; the anticipated benefits of the proposed transactions will not be realized; and the integration of HSW International, Inc.’s operations with INTAC will be materially delayed or will be more costly or difficult than expected. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. INTAC assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

Additional Information

This press release is not a substitute for the proxy statement/prospectus and any other documents filed or to be filed by INTAC and HSW International, Inc. with the SEC. Investors and stockholders are urged to read such proxy statement/prospectus and any other such documents which contain important information about the proposed transactions. The proxy statement/prospectus and other documents filed or to be filed by INTAC and HSW International, Inc. with the SEC are or will be available free of charge at the SEC’s website (http://www.sec.gov) or from INTAC by directing a request to: J. David Darnell, Senior Vice President and Chief Financial Officer of INTAC International at 469/916-9891 or david.darnell@intac-asia.com.

INTAC, HSW International, Inc. and their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger and sale of the wireless handset distribution business. Information about INTAC’s directors and executive officers is available in INTAC’s proxy statement, dated February 15, 2006 for its 2006 annual meeting of stockholders. Additional information about the interests of potential participants is included in the proxy statement/prospectus filed or to be filed with the SEC.

For Further Investor Information:

J. David Darnell

Senior Vice President & Chief Financial Officer

INTAC International

PH: (469) 916-9891

david.darnell@intac-asia.com

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